Law Offices of Paul, Hastings, Janofsky & Walker LLP
                                55 Second Street
                      San Francisco, California 94105-3441
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                          Internet www.paulhastings.com



                                                  April 27, 2003


Masters' Select Funds Trust
Four Orinda Way, Suite 230D
Orinda, California  94563

Attn:  Mr. John Coughlan

         Re:      Masters' Select Funds Trust (the "Registrant")

Ladies and Gentlemen:

     We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinions (the "Prior Opinions") respecting the legality of the shares of beneficial interest for the following series of the Registrant: Masters' Select Equity Fund; Masters' Select International Fund; and Masters' Select Value Fund.

     The Prior Opinions were previously filed as exhibits to the Registrant's Registration Statement, and various amendments thereto.

                                             Very truly yours,

                                  /s/ Paul, Hastings, Janofsky & Walker LLP

                                 Paul, Hastings, Janofsky & Walker LLP